SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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HYPERFEED TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[HYPERFEED TECHNOLOGIES, INC. LOGO]

HYPERFEED TECHNOLOGIES, INC.
300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON
MAY 15, 2003

TO THE STOCKHOLDERS OF
HYPERFEED TECHNOLOGIES, INC.

Our annual meeting of stockholders will be held at 3:00 p.m. on Thursday, May 15, 2003, at 225 West Wacker Drive, 30th Floor, Chicago, Illinois, for the following purposes:

1.
To elect seven members to our Board of Directors.

2.
To approve an amendment to the 1995 Employee Stock Purchase Plan to increase the number of shares issuable under the plan from 1,000,000 shares to 2,000,000 shares.

3.
To approve a private placement of 5,260,628 shares of common stock at $0.2705 per share to officers, board members and an affiliate for an aggregate purchase price of $1,423,000.

4.
To approve and ratify the appointment of KPMG LLP as our independent auditors for 2003.

5.
To transact such other business as may properly come before the meeting or any adjournment or postponement.

Only holders of record of our common stock at the close of business on March 28, 2003, will be entitled to notice of, and to vote at, our annual meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at HyperFeed at 300 South Wacker Drive, Chicago, Illinois 60606, for ten days before the meeting.

                      By order of the Board of Directors

                      RANDALL J. FRAPART
                       Senior Vice President and
                      Chief Financial Officer

Chicago, Illinois
April 9, 2003

[HYPERFEED TECHNOLOGIES, INC. LOGO]

HYPERFEED TECHNOLOGIES, INC.
300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

PROXY STATEMENT

The enclosed proxy is solicited on behalf of our Board of Directors (the "Board") for use at the annual meeting of our stockholders, to be held at 3:00 p.m. on Thursday, May 15, 2003, at 225 West Wacker Drive, 30th Floor, Chicago, Illinois. In addition to solicitation of proxies by mail, proxies may be solicited by our directors, officers and regular employees by personal interview, telephone or telegram, and we will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. We will pay the expense of all such solicitation, including printing and mailing. Any proxy may be revoked at any time before its exercise, by written notice to our Secretary or by attending the meeting and electing to vote in person. This Proxy Statement and the accompanying proxy were initially mailed to stockholders on or about April 9, 2003.

Only holders of record of our common stock at the close of business on March 28, 2003 will be entitled to vote at the meeting or any adjournment or postponement thereof. As of March 28, 2003, 25,030,689 shares of our common stock were outstanding.

Each share of our common stock that you own entitles you to one vote. Holders of shares of our voting stock are not entitled to cumulate their votes in the election of directors. A majority of the outstanding shares of our voting stock, represented in person or by proxy, shall constitute a quorum at the meeting.

The directors nominated shall be elected by a plurality of the votes represented by the shares of our common stock present at the meeting in person or by proxy. This means that the director nominees with the most affirmative votes are elected to fill the available seats. Only the number of votes "FOR" affect the outcome. Withheld votes and abstentions have no effect on the outcome. Approval of proposals 2 and 3 described on the proxy requires the affirmative vote of a majority of our outstanding common stock.

In determining whether a quorum exists at the meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. Abstentions with respect to a particular proposal will be counted as part of the base number of votes to be used in determining if that particular proposal has received the requisite percentage of base votes for approval, while broker non-votes will not be counted in such base for such proposal. Thus, an abstention will have the same effect as a vote "against" such proposal while a broker non-vote will have no effect.

Election of Directors

On July 17, 1997, the Board voted to expand the Board to a range of between two (2) and seven (7) members.

A board of seven (7) directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified. All of such directors shall be elected by the holders of shares of our common stock. The proxies returned pursuant to this solicitation will be voted by the persons named therein for the election as directors of the persons named below, which persons constitute the Board's nominees for election of directors. If any nominee is unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

Name, Age, and Principal Occupation	Director Since
Jim R. Porter, 62
Chairman of the Board of HyperFeed since October 1997 and Chief Executive Officer since July 1997. Mr. Porter has been President and Chief Executive Officer of New Century Investment Research & Management, Inc. since 1993. He was an Associate of Chicago Research & Trading, Inc., a commodity trading firm, from 1990 to 1993. From 1979 to May 1990, he was a Principal and Chief Executive Officer of First Options of Chicago, Inc., a securities, futures and options clearing firm, and a Partner of Spear Leeds & Kellogg, a specialist firm on the New York Stock Exchange. Mr. Porter has been in the securities and futures business since 1969 and has been a member of principal exchanges such as the Chicago Board of Trade, the Chicago Mercantile Exchange and the Chicago Board Options Exchange.	1997
Louis J. Morgan, 66 Chairman of the Board of HyperFeed from May 1984 until October 1997. Mr. Morgan served as President of HyperFeed from August 1980 to May 1984 and served as Treasurer from August 1980 to December 1997. From 1962 to 1972, Mr. Morgan was employed as a securities broker and sales manager of a regional New York Stock Exchange member brokerage firm. He was a member of the Chicago Board Options Exchange, Inc. from 1973 to 1986 and served on the Systems Committee of the Chicago Board of Options Exchange, Inc. from 1980 through 1983.	1980
Ronald Langley, 58 Director of Physicians Insurance Company of Ohio since 1993 and Chairman and Director of PICO Holdings, Inc. since 1996; Chairman of Physicians Insurance Company since 1995. He has also been a Director of Jungfraubahn Holding AG since 2000.	1995
John R. Hart, 43 Director of Physicians Insurance Company of Ohio since 1993 and President and CEO of Physicians Insurance Company of Ohio since 1995. Mr. Hart has been President and CEO and Director of PICO Holdings, Inc. since 1996. He was President and CEO and Director of Global Equity Corporation from 1995 to 1998 when it was combined with PICO Holdings, Inc.; Director of SISCOM, Inc. since 1996.	1997

Kenneth J. Slepicka, 47
A Senior Portfolio and Risk Manager for NorthShore Asset Management since October of 2002 and a Risk Management Consultant in the Financial Service sector since 2000. Mr. Slepicka was Vice President Financial Services, Paragon Solutions, Inc., Chicago, IL from 1998 to 2000. He also served as President and Treasurer, SBC Warburg Futures Inc. from 1994 to 1998 and Executive Director Fixed Income Trading for O'Connor & Associates from 1985 to 1994. Mr. Slepicka is a former member of the Chicago Board of Trade, Chicago Mercantile Exchange, Chicago Board of Options Exchange, and Pacific Options Exchange. He has held numerous committee memberships at each of the exchanges and has served as a Governor of the Chicago Board of Trade Clearing Corporation, member of the FIA Steering Committee and the Federal Reserve FCM Working Group. He has been involved in the securities and futures business since 1979.	1998
General John L. Borling, 63
Chairman of Performance Consulting Group, an integrated energy services company, since 2000. Beginning in 2001, he founded and is President and CEO of SOS America (Service Over Self), a national, patriotic, not-for-profit organization, www.sosamerica.org. General Borling is also an advisor to BVM/Olenti Communications, Inc., an interactive community broadcasting company with specialized local content through its operating entity 5MED (The Fifth Media) since 1999. He is an advisor to Stanton Chase International since 2001. General Borling served as Vice Chairman of ShureBerger, Inc. and SBI LLC, full service marketing, public relations and promotional products firms in 1999 and 2000. He was President and CEO of Chicago's United Way/Crusade of Mercy in 1997 and 1998. Additionally, he served in the United States Air Force at high levels of command and staff on a worldwide basis from 1963 through 1996, retiring as a Major General. He is a Command Pilot and has flown many tactical and strategic aircraft. Highly decorated, he was a POW in Vietnam for 6 1/2 years. As a former White House Fellow, he is very active in the civic and business affairs in the greater Chicago area.	2000
Charles J. Henry, 66
President and COO of Enermetrix, an e-business solutions provider for energy, since 2000. Mr. Henry also served as the President and COO of the Chicago Board Options Exchange from 1979 to 2000. His experience includes ten years at the Pacific Stock Exchange ("PSE") (two years as President and CEO), and two years as chairman and CEO of P.C. Service Corporation, a systems service organization wholly-owned by the PSE. Mr. Henry has served as a director of the Options Clearing Corporation and is a former member of the board of trustees and executive committee of the Cincinnati Stock Exchange.	2000

The principal occupation of each of the above nominees for the past five years has been set forth in the above table.

The Board has established an Audit Committee, a Compensation Committee, and a Nominating Committee.

The Audit Committee assists the Board in fulfilling its oversight responsibilities. The Audit Committee is responsible for monitoring HyperFeed's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance. Only outside directors who are not employees of HyperFeed may serve on the Audit Committee, and all members of the Audit Committee are independent within the meaning of the applicable NASD listing standards. The Audit Committee is comprised of Messrs. Slepicka, Henry, and Borling.

The Compensation Committee administers the Company's stock option plans, including the review and grant of stock options to officers and other employees under the Company's stock option plans. The Compensation Committee also reviews and approves various other company compensation policies and matters, and reviews and approves salaries and other matters relating to compensation of the executive officers of the Company. The Compensation Committee is comprised of Messrs. Langley, Henry, and Slepicka.

The Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating Committee establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board. The Nominating Committee is comprised of Messrs. Borling, Slepicka, and Hart.

During the year ended December 31, 2002, the Board held 4 meetings. No director attended less than 75% of all the meetings of the Board and the committees on which he served in 2002.

Compensation of Directors

On May 13, 1994, we adopted a policy of paying our non-employee directors $4,000 per year and, in addition, $750 per meeting, plus travel expenses. On November 19, 2002, we adopted a policy of paying Committee members $500 per meeting, plus travel expenses. Although non-employee directors were entitled to additional compensation, Messrs. Borling, Henry, Morgan and Slepicka each received only $3,000 for meeting attendance fees during 2002. PICO Holdings, Inc. received $5,250 on behalf of Messrs. Hart and Langley for meeting attendance fees during 2002.

On March 24, 1999, we adopted a policy of granting options to non-employee directors.

On May 16, 2002, we granted 5,000 fully vested options, expiring on May 16, 2007, to Messrs. Borling, Henry, Morgan, and Slepicka at an exercise price of $0.48, the closing market price on the date of the grant. No other non-employee directors received an option grant in 2002.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD MEMBERS. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE ELECTION OF THE DIRECTORS UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

The Board has approved and recommends that the stockholders consider and approve an amendment to the HyperFeed Technologies, Inc. 1995 Employees' Stock Purchase Plan (the "Plan") to increase by 1,000,000 the number of shares of common stock available for grant under the Plan. The following summary of the Plan is qualified in its entirety by the text of the Plan.

1995 EMPLOYEE STOCK PURCHASE PLAN

GENERAL INFORMATION:    The Plan was adopted by the Company's Board of Directors (the "Board") on February 16, 1995, and approved by the Company's shareholders at the 1995 annual meeting of shareholders. The purpose of the Plan is to encourage employee stock ownership by offering the Company's employees the opportunity to purchase shares of common stock at a below market price.

SECURITIES SUBJECT TO THE PLAN:    The Plan currently covers an aggregate of 1,000,000 shares of Common Stock, which may be unissued shares, reacquired shares or shares bought on the market. Such shares may be acquired by Plan participants through one or more offerings, as determined by the Board in its discretion.

ELIGIBILITY AND PARTICIPATION:    All full-time employees of the Company, including officers and directors who are full-time employees of the Company will be eligible to participate in the Plan, except that no employee may participate in the Plan if (i) following a grant of options under the Plan, the employee would beneficially own stock and options to purchase stock representing 5% or more of the total combined voting power or value of all classes of the Company's stock, or (ii) a grant of options under the Plan would permit the employee's rights to purchase stock under all the Company's employee stock purchase plans to accrue at a rate exceeding $20,000 of the fair market value of the stock for each calendar year in which such option is outstanding. If a participant's employment terminates for any reason, such participant's payroll deductions will be returned and his or her participation in the Plan will be terminated, with the exception that the beneficiary of a participant whose employment is terminated as a result of the participant's death may elect either to withdraw the participant's payroll deductions or exercise the participant's options.

Eligible employees will become participants in the Plan by payroll deductions for that purpose through a form filed with the Company's Chief Financial Officer during the calendar month preceding the commencement date of the applicable offering. Participants may elect payroll deductions in amounts ranging from 1% to 10% of their regular salary, with a minimum deduction of $10.00 per payday and a maximum aggregate deduction of $5,000 per offering. Participants may elect a new percentage payroll deduction effective as of the first day of each calendar quarter but may not alter the percentage payroll deduction elected for any particular offering. Payroll deductions begin on the commencement date, and end on the termination date, of the applicable offering. Payroll deductions may be used by the Company for any corporate purpose and are not required to be segregated.

On the commencement date of each offering, a participant will be deemed to have been granted an option to purchase as many full shares of Common Stock as such participant will be able to purchase with the payroll deductions credited to such participant's account during such offering. The price at which each option to purchase Common Stock may be exercised will be the lower of (i) 85% of the closing price of the Common Stock on the commencement date of the offering, or (ii) 85% of the closing price of the Common Stock on the termination date of the offering. Fractional shares will not be issued under the Plan, and any excess accumulated payroll deductions will be held on account for the benefit of the participant. If the number of shares for which options are exercised exceeds the number of shares available in any offering, the shares available for sale will be allocated pro rata among the participants in such offering.

In each offering, the Company will provide thirty days' notice of the termination date on which participants' payroll deductions will be applied to the purchase of Common Stock. Unless a participant elects to withdraw prior to such termination date as permitted under the Plan, such participant's option to purchase Common Stock will be deemed to be fully and automatically exercised on such termination date.

WITHDRAWAL FROM OFFERINGS UNDER THE PLAN:    A participant may withdraw accumulated payroll deductions without penalty by providing written notice to the Company's Chief Financial Officer at any time prior to the termination date for the applicable offering. A participant's withdrawal from one offering does not affect his or her eligibility for participation in other offerings.

NON-TRANSFERABILITY OF PAYROLL DEDUCTIONS AND OPTIONS:    Neither payroll deductions credited to a participant's account nor any options or other rights to acquire Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of by participants other than by will or the laws of descent and distribution. Participants will acquire no interest in the Common Stock subject to options until such options have been exercised in accordance with the Plan.

TRANSFERABILITY OF SHARES:    Resale of shares acquired under the Plan by persons who are not "affiliates" of the Company, as that term is defined in Rule 405 under the Securities Act, will not be restricted by requirements of the Securities Act. Persons who may be deemed to be affiliates of the

Company may resell shares acquired under the Plan pursuant to the provisions of Rule 144 promulgated under the Securities Act. Affiliates may also resell shares acquired under the Plan pursuant to any other applicable exemption from registration under the Securities Act or pursuant to a separate prospectus prepared in accordance with the requirements of the applicable form under the Securities Act.

PLAN ADMINISTRATION:    The Plan is administered by a Committee of the Board of Directors of the Company (the "Committee"). The Committee consists of two members of the Board who are "disinterested persons" as defined in Rule 16b-3 of the Securities and Exchange Commission. The Committee determines the commencement and termination dates of all offerings under the Plan and is authorized, among other things, to interpret the terms of the Plan, establish and revoke rules for the administration of the Plan, and correct or reconcile any defect or inconsistency in the Plan. No member of the Committee will be eligible to participate in the Plan.

TERMINATION AND AMENDMENT OF THE PLAN:    The Committee may terminate or amend the Plan at any time; however, such termination or amendment generally may not affect or change options previously granted under the Plan.

MARKET PRICE OF THE COMMON STOCK:    The closing price of the Common Stock on March 21, 2003, the most recent available date, was $0.25 per share.

FEDERAL TAX CONSEQUENCES:    The Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986. This Section provides that a Plan participant need not pay any federal income tax upon joining the Plan or upon receipt of shares of Common Stock under the Plan. The participant is, however, required to pay federal income tax on the difference, if any, between the price at which the participant sells the shares and the price the participant paid for them, determined as follows. If the shares are sold by the participant more than 24 months after the grant of the option and more than one year after the date of exercise and the market price of the shares on the date they are sold is equal to or less than the price paid for the shares under the Plan, no taxable income results. If the market price of the shares on the date that they are sold is higher than the price paid under the Plan, the participant must pay federal income tax at ordinary income rates calculated on the lesser amount of (i) 15% of the market price of the shares on the day the offering commenced or (ii) the excess of the amount actually received for the shares over the price paid for them. Any gain realized in addition to that on which taxes at ordinary income rates is paid will be taxed at capital gain rates. If the participant sells the shares within such 24-month period, the participant must pay federal income tax at ordinary income rates on the amount of the difference between the actual purchase price and the market price of the shares on the date of purchase. Only if the participant sells the stock within 24 months following the grant of an option will the Company be entitled to a deduction for federal income tax purposes and, in such event, the deduction will equal the difference between the actual purchase price and the fair market value of the shares on the date of purchase.

RECOMMENDATION OF THE BOARD OF DIRECTORS AND REQUIRED VOTE

The Board of Directors of the Company unanimously approved the amendment to the Plan and directed that the amendment to the Plan be submitted to a vote of the shareholders at the annual meeting. Under Delaware law and the Company's by-laws, the affirmative vote of the holders of a majority of the Common Shares of the Company represented in person or by proxy at the annual meeting is required for approval of the Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

APPROVAL OF A PRIVATE PLACEMENT OF 5,260,628 SHARES OF COMMON STOCK AT $0.2705 PER SHARE TO OFFICERS, BOARD MEMBERS AND AN AFFILIATE FOR AN AGGREGATE PURCHASE PRICE OF $1,423,000

HyperFeed plans to issue 5,260,628 shares of common stock to its executive officers, individual board members and its largest investor, PICO Holdings, Inc., whose officers are also HyperFeed board members. The transaction is expected to close in May after HyperFeed's annual meeting, pending the approval of NASDAQ and HyperFeed's shareholders. PICO Holdings, Inc., which owns 11,026,888 shares of the Company's common stock (or 44.1% of the Company's outstanding common stock), has committed in writing to vote its shares "for" this proposal. The proceeds of the transaction will be used for general working capital purposes. The private placement will be made pursuant to stock purchase agreements which have been executed by the investors subject to NASDAQ and shareholder approval.

In accordance with the terms of the offering, HyperFeed will issue 5,260,628 common shares at $0.2705 per share to the participants. The price per share was determined using the average closing price of the common stock for the twenty trading days prior to and including the date the stock was priced, March 13, 2003. The shares issued in the private placement will not be registered under the Securities Act of 1933, as amended.

RECOMMENDATION OF THE BOARD OF DIRECTORS AND REQUIRED VOTE

The Board of Directors of the Company unanimously approved the offering and directed that the issuance of shares pursuant to the offering be submitted to a vote of the shareholders at the annual meeting. Under Delaware law and the Company's by-laws, the affirmative vote of the holders of a majority of the Common Shares of the Company represented in person or by proxy at the annual meeting is required for approval of the private placement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PRIVATE PLACEMENT. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE APPROVAL OF THE PRIVATE PLACEMENT UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

APPROVAL AND RATIFICATION OF INDEPENDENT AUDITORS FOR 2003

KPMG LLP ("KPMG"), a certified public accounting firm, has acted as our independent auditors since 1997, having been appointed by our Board and ratified by our stockholders at our annual meetings in every year since 1997. The Company also engaged KPMG to (1) provide tax consulting services to HyperFeed and (2) prepare certain tax filings for HyperFeed and its subsidiaries. No further relations existed between HyperFeed and KPMG other than the usual relationship between independent public accountants and client. On February 25, 2003, our Board appointed KPMG as our independent auditors for the year ending December 31, 2003. A representative of KPMG is expected to be present at the annual meeting and will have an opportunity to make an independent statement if he or she desires to do so. The representative is expected to be available to respond to appropriate questions.

Audit Related Fees:    KPMG has billed HyperFeed $123,800 and $167,000, respectively in aggregate, for professional services rendered by KPMG primarily for the audit of HyperFeed's annual financial statements for the fiscal years ended December 31, 2002 and December 31, 2001 and the reviews of the interim financial statements included in HyperFeed's Quarterly Reports on Form 10-Q filed during the fiscal years ended December 31, 2002 and December 31, 2001. In addition, KPMG has billed HyperFeed approximately $20,300 primarily for the audit of HyperFeed's 401(k) Retirement Savings Plan.

Financial Information Systems Design and Implementation Fees:    KPMG did not render to HyperFeed any of the professional services described in Paragraphs (c)(4)(ii) of Rule 2.01 of Regulation S-X during the fiscal year ended December 31, 2002.

All Other Fees:    KPMG has billed HyperFeed $32,000, in aggregate, for services rendered by KPMG during 2002 for all services (other than those covered above under "Audit Related Fees" and "Financial Information Systems Design and Implementation Fees"), substantially all of which was for tax consulting services.

If the stockholders do not ratify KPMG LLP as our independent auditors, the Board will reconsider, but is not obligated to change its decision appointing that firm as our independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR 2003. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE APPROVAL AND RATIFICATION OF KPMG LLP UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

Executive Officers

Name	Position	Age
Jim R. Porter	Chairman and Chief Executive Officer	62
Paul Pluschkell (1)	President and Chief Operating Officer	38
Michael Kreutzjans (2)	Executive Vice President, Technology Business Development	49
Frank J. Guerrera (3)	Senior Vice President and Chief Technology Officer	45
Tom Wojciechowski (4)	Senior Vice President of Sales	43
Randall J. Frapart (5)	Senior Vice President and Chief Financial Officer	44

(1)
President and Chief Operating Officer of HyperFeed since August 2002. Mr. Pluschkell served as President of Global Crossing's NextGen from 2001 to August 2002. In another position at a Global Crossing subsidiary, Global Center, he served as Executive Vice President of Global Sales, Marketing, & Products from 2000 to 2001. From 1998 to 1999, he was IXnet-IPC's Chief Strategy Officer and Executive Vice President of Enterprise Sales. In 1996, Mr. Pluschkell founded his own company, MXnet, where he acted as CEO. In 1998, he sold MXnet to IXnet.

(2)
Executive Vice President, Technology Business Development since September 2002. Mr. Kreutzjans began his career in 1980 as a programmer for On-Line Response, Inc., a predecessor to HyperFeed, and in 1982 was promoted to Senior Analyst. In 1984, Mr. Kreutzjans was promoted to Vice President Development & Operations and became the lead developer. In 1989, Mr. Kreutzjans was named Vice President Systems Development. In 1994, he assumed responsibility for overseeing and guiding all development functions and managed the firm's separate development center as Senior Vice President Development. He served as Senior Vice President and Chief Technology Officer from September 1998 to September 2002. Mr. Kreutzjans has a B.S. in Computer Science from Indiana University.

(3)
Senior Vice President and Chief Technology Officer of HyperFeed since September 2002. Mr. Guerrera held positions at State Street Bank from 1998 to 2002. Most recently, he served as Manager and Director of State Street Global Market and Securities Finance. He spent three years at Reuters America as Vice President, RAM Project/Product Management from1995 to 1998. Earlier in his career, Mr. Guerrera also held positions at Fidelity Management Research Company, JP Morgan Company and Chase Manhattan Bank.

(4)
Senior Vice President of Sales and Business Development since September 2002. Mr. Wojciechowski was the Senior Vice President at eCredit from 2001 to 2002. He served as Senior Vice President of Exodus/Global Center, a Global Crossing Company, from 2000 to 2001. Between 1998 and 2000, he led MoneyLine Network Inc.'s Senior Vice President of Sales and Marketing. Mr. Wojciechowski served in many positions at Reuters in American and internationally since 1984, but most recently was Vice President of Reuters America from 1996 to 1998.

(5)
Senior Vice President and Chief Financial Officer since September 2002. Mr. Frapart served as Chief Financial Officer and later as Chief Executive Officer of Cyvent Technologies, a software and consulting company serving large health insurers, from 1995 to 2001. Mr. Frapart began his career at KPMG, where he held various positions in the Information, Communication and Entertainment Assurance practice for 12 years.

Executive Compensation

The following table summarizes the compensation for the past three years of (a) the Company's Chairman and Chief Executive Officer and the four most highly compensated executive officers who were serving as executive officers at the end of 2002 and (b) one additional highly compensated individuals who was not serving as executive officers at the end of 2002:

SUMMARY COMPENSATION TABLE

						Awards
		Annual Compensation
Name and Principal Position						Shares Underlying Options
	Year	Salary		Bonus
Jim Porter Chairman of the Board and Chief Executive Officer	2002 2001 2000	$ $ $	180,000 180,000 180,000	$	— — 90,000	175,000 — 357,176
Paul Pluschkell (1) President and Chief Operating Officer	2002		$86,106		—	400,000
Michael Kreutzjans (2) Executive Vice President, Technology Business Development	2002 2001 2000	$ $ $	220,000 220,000 227,333	$	— — 110,000	100,000 — 291,367
Frank J. Guerrera (3) Senior Vice President and Chief Technology Officer	2002		$57,516		—	100,000
Tom Wojciechowski (4) Senior Vice President of Sales	2002		$56,093		—	100,000
Kurt Klein (5) Senior Vice President and Chief Operating Officer	2002 2001 2000	$ $ $	163,401 175,000 175,000	$	— — 87,500	100,000 — 71,367

(1)
The Company employed Mr. Pluschkell in August 2002. Represents amounts paid by the Company from August 2002 through December 2002. His annual salary is $225,000.

(2)
Mr. Kreutzjans served as Senior Vice President and Chief Technology Officer until September 2002 when he became Executive Vice President, Technology Business Development.

(3)
The Company employed Mr. Guerrera in September 2002. Represents amounts paid by the Company from September 2002 through December 2002. His annual salary is $185,000.

(4)
The Company employed Mr. Wojciechowski in September 2002. Represents amounts paid by the Company from September 2002 through December 2002. His annual salary is $185,000.

(5)
The Company employed Mr. Klein from November 1996 through October 2002. Represents amounts paid by the Company for all of 2000 and 2001 and from January 1, 2002 through October 2002, excluding $15,000 of severance pay and $20,000 of consulting fees paid in 2002.

The following table shows the total number of Options granted to each of the named persons during 2002 (both as the number of shares of common stock subject to such Options and as a percentage of all Options granted to employees during 2002) and, for each of these grants, the exercise price per share of common stock and option expiration date. No SARs were granted in 2002.

OPTION/SAR GRANTS IN 2002 FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Price Appreciation for Options
	Number of Securities Underlying Options (#)	% of Total Options Granted to Employees in Fiscal year
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5%(1)	10%(1)
Jim Porter	175,000	12.0%	$0.6300	02/21/07	$30,460	$67,309
Paul Pluschkell	320,000	22.0%	$0.3000	08/19/07	$26,523	$58,609
Paul Pluschkell	80,000	5.5%	$0.3900	11/04/07	$8,620	$19,048
Frank J. Guerrera	100,000	6.9%	$0.3900	11/04/07	$10,775	$23,810
Tom Wojciechowski	100,000	6.9%	$0.3900	11/04/07	$10,775	$23,810
Michael Kreutzjans	100,000	6.9%	$0.6300	02/21/07	$17,406	$38,462
Kurt Klein	100,000	6.9%	$0.6300	02/21/07	$17,406	$38,462

(1)
The dollar amounts under these columns are the result of calculations at the 5% appreciation and 10% appreciation rates for the full term of the options as required by the Securities and Exchange Commission ("SEC"). The dollar amounts presented are not intended to forecast possible future appreciation, if any, of the price of our common stock.

The following table sets forth, for each of the named persons, the total number of shares of common stock underlying unexercised Options and the aggregate dollar value of unexercised, in-the-money Options, separately identifying the exercisable and unexercisable Options. No SARs were outstanding in 2002. No options were exercised by any of the named persons during 2002.

AGGREGATED OPTION/SAR EXERCISES IN 2002
FISCAL YEAR AND FY-END OPTION/SAR VALUES

Name	Number of Shares Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1) Exercisable/ Unexercisable
Jim Porter	1,514,604/294,058	—/—
Paul Pluschkell	—/400,000	—/—
Frank J. Guerrera	—/100,000	—/—
Tom Wojciechowski	—/100,000	—/—
Michael Kreutzjans	336,993/197,122	—/—

(1)
These values represent the excess, if any, of the fair market value of the shares of common stock subject to Options on December 31, 2002 over the respective option prices.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted- average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)	3,431,778	$2.94	2,194,598
Equity compensation plans not approved by security holders	—	N/A	—
Total	3,431,778	$2.94	2,194,598

(1)
Consists of the 1999 Combined Incentive and Non-Statutory Stock Option Plan.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

In June 1997, HyperFeed and Mr. Porter entered into an Employment Agreement (the "Porter Agreement") which provided for (i) the employment of Mr. Porter as the Chief Executive Officer of HyperFeed, (ii) an annual base salary for Mr. Porter of $98,000, subject to semi-annual review and adjustment by the Board, and (iii) the granting to Mr. Porter of an option to purchase shares of our common stock up to a maximum amount of 5% of the outstanding shares of our common stock (the "Maximum Amount"). Pursuant to the Porter Agreement, the Maximum Amount was to increase to 6.88% of our outstanding shares upon the occurrence of certain events. Vesting of the shares up to the Maximum Amount was to occur according to certain quarterly installments scheduled in the Porter Agreement. The exercise price for the shares underlying the option granted was to be equal to the market price of our common stock as of June 14, 1997 or, in certain circumstances, be $2.00 per share. The Porter Agreement also provided for accelerated vesting upon a change in control of HyperFeed.

In August 2002, HyperFeed and Mr. Pluschkell entered into an Employment Agreement ("the Pluschkell Agreement") which provided for (i) the employment of Mr. Pluschkell as the President and Chief Operating Officer of HyperFeed for a minimum of one (1) year; (ii) an annual base salary of $225,000; (iii) an annual bonus based on incremental increases in the annual audited net income (before taxes) of the Company; and (iv) the granting to Mr. Pluschkell a total of 400,000 incentive stock options. The options vest in accordance with the Stock Option Plan over a three year period beginning on the first anniversary of his employment start date, August 19, 2002, and the Pluschkell Agreement also provided for accelerated vesting upon a change in control of HyperFeed. The exercise price for 320,000 shares underlying the options granted were $0.30 per share and the exercise price for remaining 80,000 shares underlying the options granted were $0.39 per share.

In September 2002, HyperFeed entered into at-will Employment Agreements with Mr. Frank Guerrera as the Chief Technical Officer of HyperFeed ("the Guerrera Agreement), Mr. Tom Wojciechowski as Senior Vice President of Sales ("the Wojciechowski Agreement") and Mr. Frapart as the Chief Financial Officer ("the Frapart Agreement"). In addition to annual salaries, HyperFeed granted to each Officer certain incentive stock options. (See salary and option tables above). Mr. Frapart's annual salary is $160,000 and he was granted 50,000 options. All options to Messrs. Guerrera, Wojciechowski and Frapart are $0.39 per share, vest over a three year period beginning on the first anniversary of their employment start date in accordance with the Stock Option Plan, and provide for accelerated vesting upon a change in control of HyperFeed. The Frapart Agreement also provided that, in the event of termination prior to September 18, 2003 for any reason other than cause, HyperFeed will pay to Mr. Frapart (6) months of base salary and fees for outplacement services not to exceed $5,000.

The Pluschkell, Guerrera, Wojciechowski and Frapart Agreements all contain confidentiality and non-compete provisions.

On September 30, 2002, Mr. Juska, former Chief Financial Officer, was separated from employment. Also separated, as part of a reduction in force in October 2002, were Mr. Kurt Klein, former Chief Operating Officer, and Ms. Kristen Mologousis, former Senior Vice President of Sales. Mr. Klein and Ms. Mologousis released HyperFeed and agreed to comply with certain covenants relating to confidentiality and covenants not to compete. In consideration, HyperFeed agreed to pay severance and continuation of certain benefits in return for the provision of consulting services.

Stock Plans

EMPLOYEE STOCK PURCHASE PLAN.

We currently have reserved an aggregate of 1,000,000 shares of common stock for issuance under our 1995 Employee Stock Purchase Plan (the "Plan"). If the amendment referenced in Proposal #2 is approved by the shareholders, the Plan will provide for the issuance of up to 2,000,000 shares of common stock. The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986 and permits our eligible employees to purchase common stock through payroll deductions of up to 10% of their annual salary in any calendar year to a maximum of $5,000 per offering. The Plan has four three-month offering periods beginning on the first day of each quarter. No employee may purchase more than 5% of our outstanding voting capital stock or an amount more than $20,000 worth of stock in any calendar year. The purchase price of common stock purchased under the Plan equals 85% of the market value of the common stock, as calculated in the Plan, on the first or last day of an offering period, whichever is lower. During 2002, 232,052 shares were sold to employees in accordance with the Plan.

INCENTIVE STOCK OPTION PLAN.

We have reserved an aggregate of 5,000,000 shares of common stock for issuance under our 1999 Combined Incentive and Non-Statutory Stock Option Plan (the "Option Plan"), which may be granted to our employees, officers, directors and consultants. The Option Plan is administered by our Compensation Committee. Generally, options may be granted to our employees, officers, directors and consultants at a purchase price equal to the fair market value (as defined in the Option Plan) of our common stock at the date of grant, vest ratably over a three year period, and are exercisable for a period of up to five years from the date of grant. During the past fiscal year, options for 1,457,000 shares were granted under the Option Plan.

401(K) PLAN.

We maintain a 401(k) retirement savings plan for employees meeting certain eligibility requirements. Under the 401(k) Plan in 2002, we matched 100% of the first 3% of annual salary contributed by an employee to the 401(k) Plan. During the last fiscal year, we made matching contributions of approximately $135,011 under the 401(k) Plan.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of March 28, 2003 regarding the beneficial ownership of shares of our common stock by each director and executive officer and by all current directors and executive officers as a group.

Name	Beneficial Ownership of Shares of Common Stock	Percent of Class
Jim R. Porter (1)	2,087,285	7.8%
Louis J. Morgan (2)	32,000	*
Ronald Langley (3)	14,133,051	50.2%
John Hart (3)	14,133,051	50.2%
Kenneth J. Slepicka (4)	25,000	*
John L. Borling (5)	30,000	*
Charles Henry (6)	15,000	*
Paul Pluschkell (7)	9,100	*
Frank J. Guerrera (8)	—	*
Tom Wojciechowski (9)	10,000	*
Mike Kreutzjans (10)	431,490	1.7%
All Directors and Officers as a Group (11 persons) (11)	16,774,905	61.7%

*
Represents holdings of less than 1%.

(1)
Includes 1,691,995 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days. The amount excludes the 369,686 common shares that Mr. Porter intends to purchase as part of the private placement included in this proxy.

(2)
Includes 15,000 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days. The amount excludes the 36,969 common shares that Mr. Morgan intends to purchase as part of the private placement included in this proxy.

(3)
Mr. Langley, a Director of HyperFeed since 1995, is a Director of PICO Holdings, Inc. ("PICO"). Mr. Hart, a Director of HyperFeed since July 1997, is President and Chief Executive Officer of PICO. As such, Mr. Langley and Mr. Hart each may be deemed to beneficially own the 14,133,051 shares of our common stock beneficially owned by PICO. This number of shares deemed beneficially owned includes 3,106,163 shares of common stock which are issuable upon exercise of a common stock Purchase Warrant issued to PICO or its subsidiaries. Such shares are deemed outstanding for computing the percentage beneficially owned by PICO, but are not deemed outstanding for computing the percentage beneficially owned by any other person. See "Principal Stockholders." Mr. Langley and Mr. Hart each disclaim beneficial ownership of these shares within the meaning of 13d-3 of the Securities and Exchange Act of 1934. The amount excludes the 4,436,229 common shares that PICO intends to purchase as part of the private placement included in this proxy.

(4)
Represents 20,000 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days. The amount excludes the 36,969 common shares that Mr. Slepicka intends to purchase as part of the private placement included in this proxy.

(5)
Includes 15,000 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days. The amount excludes the 11,091 common shares that General Borling intends to purchase as part of the private placement included in this proxy.

(6)
Includes 15,000 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days. The amount excludes the 18,484 common shares that Mr. Henry intends to purchase as part of the private placement included in this proxy.

(7)
The amount excludes the 129,390 common shares that Mr. Pluschkell intends to purchase as part of the private placement included in this proxy.

(8)
The amount excludes the 73,937 common shares that Mr. Guerrera intends to purchase as part of the private placement included in this proxy.

(9)
The amount excludes the 73,937 common shares that Mr. Wojciechowski intends to purchase as part of the private placement included in this proxy.

(10)
Includes 400,781 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days. The amount excludes the 36,969 common shares that Mr. Kreutzjans intends to purchase as part of the private placement included in this proxy.

(11)
Includes 2,157,776 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days. Includes 3,106,163 shares of common stock, which may be acquired upon exercise of a common stock Purchase Warrant. The amount excludes the 5,260,628 common shares that all Directors and Officers as a group intend to purchase as part of the private placement included in this proxy.

Principal Stockholders

The following table sets forth information as of March 28, 2003 regarding each person other than our directors who were known by us to own beneficially more than 5% of the outstanding shares of common stock. Each person named has sole voting and investment power with respect to the shares beneficially owned by such person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned as of March 28, 2003		Percent of Outstanding Shares(1)
PICO Holdings, Inc 875 Prospect Street, Suite 301 La Jolla, California 92037	14,133,051	(2)	50.2%

(1)
The percent of the outstanding shares is based upon the number of common shares outstanding as of March 28, 2003 (25,030,689), plus the number of common shares that the selling security holder may acquire upon exercise of warrants.

(2)
Includes 3,106,163 common shares which may be acquired upon exercise of the Common Stock Purchase Warrants beneficially owned directly by PICO Holdings, Inc. The amount excludes the 4,436,229 common shares that PICO Holdings, Inc. intends to purchase as part of the private placement included in this proxy.

Certain Transactions

On August 19, 2002, PICO Holdings, Inc., our principal shareholder, exercised three previously issued Common Stock Purchase Warrants. In accordance with the terms of the Warrants, PICO Holdings, Inc. acquired 949,032 shares of HyperFeed common stock for $305,114 or $0.3215 per share, the average closing bid price for the twenty trading days preceding the date of exercise.

On September 26, 2002, HyperFeed assumed the $250,000 loan made by Lakeside Bank to John Juska, our former Chief Financial Officer.

Compliance with Section 16(A) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us during the two fiscal years ended December 31, 2002, our officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements except Mr. Porter, Mr. Morgan, Mr. Slepicka, General Borling, Mr. Henry, Mr. Pluschkell, Mr. Frapart, Mr. Guerrera, and Mr. Wojciechowski who each filed a late report on Form 5.

Report of the Audit Committee of the Board of Directors

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and it operates under a written charter adopted by the Board of Directors in May 2000. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance and to monitor the independence and performance of the Company's independent auditors.

The Audit Committee has reviewed and discussed with the management of HyperFeed and KPMG LLP ("KPMG"), the Company's independent auditors, the audited financial statements of the Company contained in the Company's annual report to stockholders for the fiscal year ended December 31, 2002. The Audit Committee also has discussed with representatives of KPMG the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG their independence. The Audit Committee also has considered whether the provision of other non-audit services to the Company by KPMG is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                      Audit Committee

                      Kenneth J. Slepicka, Chair
                      Charles J. Henry
                      John Borling

Report of the Compensation Committee of the Board of Directors on Executive Compensation

To Our Stockholders:

In October 1997, the Board established a Compensation Committee for administering our executive compensation programs. Prior to that time, the entire Board was generally responsible for administering the programs. The Compensation Committee also assumed responsibility for administering our Option Plans from our Incentive Stock Committee.

Compensation Philosophy

Our executive compensation program is intended to attract, develop, reward and retain quality management talent. It is our philosophy that executive compensation should recognize an individuals' contribution to us and should be competitive with compensation offered by other computer software and service companies. To further align executive officers' interests with those of the stockholders, our executive compensation program also relies on stock option awards.

Compensation Components

The components of our executive compensation program are as follows: base salary, bonus and stock option awards.

Base Salary.    The Board established the base salaries to be paid to our executive officers based upon recommendations from the Compensation Committee. In determining their recommendations, the Committee takes into account several factors such as an individual's experience, responsibilities, management and leadership abilities, and job performance in the prior year.

Bonus.    For 2002, the Compensation Committee and the Board approved guidelines for the payment of cash bonuses to executives based upon improvements in the operating performance of the Company. No cash bonuses were paid during 2002.

Stock Options.    The Board believes stock options are a key long-term incentive vehicle because they provide executives with the opportunity to acquire or increase an equity interest in us and to share in the appreciation of the value of our common stock. Stock option grants, therefore, directly align the executive's interest with those of the stockholders.

Stock options are granted to the executive officers and other key managers by our Compensation Committee (formerly our Incentive Stock Committee) under our 1999 Combined Incentive Stock and Non-Statutory Option Plan generally every 12 months. Options are generally granted with a three-year vesting and a five-year exercise period in order to encourage executives and managers to take a long-term view of the impact of their individual contributions to us. In determining the number of options to be awarded to each individual, the Committee considers the executive's level of management responsibility and potential impact on our profitability and growth. During the 2002 fiscal year, options were granted to all of our Senior Executive Officers at an option price equal to or greater than the fair market value of our stock on the date of grant.

Chief Executive Officer Compensation

The Compensation Committee and Board establish the compensation of Jim R. Porter, our Chief Executive Officer. In determining the level of compensation, the Committee and Board consider a variety of factors, such as Mr. Porter's experience, effectiveness as a manager, leadership skills, and job performance in the prior year, as well as the market value of Chief Executive Officers of similar companies in similar industries.

                      Compensation Committee

                      Ronald Langley, Chair
                      Charles J. Henry
                      Kenneth J. Slepicka

Comparative Cumulative Shareholder Return

The graph presented below compares the five-year cumulative total return of HyperFeed, the Nasdaq US index and the Nasdaq Computer & Data Processing Services Stocks index from December 31, 1997 to December 31, 2002. Total return is based on an assumed investment of $100 on December 31, 1997.

Five Year Total Return

	1997	1998	1999	2000	2001	2002
HYPR.	100.00	212.50	462.50	156.30	61.00	30.00
Nasdaq US Index	100.00	140.99	261.48	157.42	124.89	86.34
Nasdaq Computer & Data Processing Services Stocks	100.00	178.39	392.44	180.62	145.44	100.29

Annual Report

Our annual report to stockholders for the fiscal year ended December 31, 2002, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the annual report, and it is not to be considered as constituting any part of the proxy soliciting material.

Stockholder Proposals

From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. We must receive proposals for the 2004 stockholders' meeting no later than December 15, 2003. Any such proposals, as well as any questions related thereto, should be directed to our Secretary.

Other Matters

Management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2002 is available without charge to stockholders upon written request to our Chief Financial Officer.

                      By order of the Board of Directors

                      RANDALL J. FRAPART
                       Senior Vice President and
                      Chief Financial Officer

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

HYPERFEED TECHNOLOGIES, INC.
300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

THE UNDERSIGNED HEREBY APPOINTS JIM R. PORTER AND RANDALL J. FRAPART AS PROXIES, EACH WITH THE POWER TO APPOINT A SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL THE COMMON STOCK OF HYPERFEED TECHNOLOGIES, INC. HELD OF RECORD BY THE UNDERSIGNED ON MARCH 28, 2003 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2003 OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(1)	ELECTION OF DIRECTORS
	/ /	FOR all nominees listed below (except as marked to the contrary below)
	/ /	WITHHOLD AUTHORITY to vote for all nominees listed below.

Jim R. Porter, Louis J. Morgan, Ronald Langley, John R. Hart, Charles J. Henry, Kenneth J. Slepicka, John L. Borling

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

(2)	The approval of an amendment to the 1995 Employee Stock Purchase Plan to increase the number of shares issuable under the plan from 1,000,000 shares to 2,000,000 shares.
☐ FOR ☐ AGAINST ☐ ABSTAIN
(3)	The approval of a private placement of 5,260,628 shares of common stock at $0.2705 per share to officers, board members and an affiliate for an aggregate purchase price of $1,423,000.
☐ FOR ☐ AGAINST ☐ ABSTAIN
(4)	The approval and ratification of KPMG LLP as our independent auditors for 2003.
☐ FOR ☐ AGAINST ☐ ABSTAIN
(5)	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued, and to be signed on other side)

THIS PROXY WHEN PROPERLY ENDORSED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. FOR JOINT ACCOUNTS, ALL TENANTS SHOULD SIGN. IF SIGNING FOR AN ESTATE, TRUST, CORPORATION, PARTNERSHIP OR OTHER ENTITY, TITLE OR CAPACITY SHOULD BE STATED.

DATED:	, 2003

Signature
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE